Exhibit L

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 6, 2016

BlackRock Health Sciences Trust
100 Bellevue Parkway
Wilmington, Delaware 19809

Re:	BlackRock Health Sciences Trust —
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Health Sciences Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the Registration Statement on Form N-2, as amended by Pre-Effective Amendment No. 1 (as so amended, the "Registration Statement"), to be filed on the date hereof by the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”).  The Registration Statement relates to the issuance and sale by the Trust from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act ("Rules and Regulations"), of common shares of beneficial interest, par value $0.001 per share, of the Trust ("Shares").

This opinion is being furnished in accordance with the requirements of Item 25 of the Form N-2 Registration Statement under the Securities Act and the 1940 Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)           the notification of registration on Form N-8A (File No. 811-21702) of the Trust filed with the Commission under the 1940 Act on January 21, 2005;

(ii)           the Registration Statement;

(iii)           an executed copy of the Amended and Restated Distribution Agreement (the “Distribution Agreement”), dated as of April 28, 2016, between the Trust and BlackRock Investments, LLC, filed as an exhibit to the Registration Statement;

(iv)           an executed copy of a certificate of Janey Ahn, Secretary of the Trust, dated the date hereof (the "Secretary's Certificate");

(v)           a copy of the Trust’s Certificate of Trust certified by the Secretary of State of the State of Delaware as of June 6, 2016, and certified pursuant to the Secretary Certificate;

BlackRock Health Sciences Trust
June 6, 2016

(vi)           a copy of the Trust’s Agreement and Declaration of Trust, dated January 19, 2005 (the “Declaration”), filed as an exhibit to the Registration Statement, and certified pursuant to the Secretary Certificate;

(vii)            a copy of the Trust’s By-Laws, as amended and in effect as of the date hereof and certified pursuant to the Secretary's Certificate; and

(viii)           a copy of certain resolutions of the Board of Trustees of the Trust, adopted on November 8, 2013 and April 28, 2016, relating to the creation, issuance and sale of the Shares and related matters, certified pursuant to the Secretary's Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including those in the Secretary's Certificate and the factual representations and warranties contained in the Distribution Agreement.

In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the DSTA and (ii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law").  We do not express any opinion as to the effect of any non-Opined on Law on the opinion stated herein.  The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

BlackRock Health Sciences Trust
June 6, 2016

The opinion stated below presumes that all of the following (collectively, the "general conditions") shall have occurred prior to the issuance of the Shares referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; and (ii) the terms of the Distribution Agreement and the issuance and sale of such Shares have been duly established in conformity with the Certificate of Trust and Declaration so as not to violate any applicable law, the Certificate of Trust of the Trust, the Declaration or the By-Laws of the Trust, or result in a default under or breach of any agreement or instrument binding upon the Trust, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that: with respect to any Shares offered by the Trust (the “Offered Shares”), when (a) the general conditions shall have been satisfied, (b) if the Offered Shares are to be certificated, certificates in the form required under the DSTA representing the Offered Shares are duly executed and countersigned and (c) the Offered Shares are registered in the Trust’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Shares, when issued and sold or otherwise distributed in accordance with the provisions of the Distribution Agreement, will be duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA, validly issued and fully paid, and under the DSTA, the holders of the Offered Shares will have no obligation to make further payments for the purchase of such Offered Shares or contributions to the Trust solely by reason of their ownership of such Offered Shares (except as provided in the last sentence of Section 3.8 of the Declaration and except for their obligation to repay any funds wrongfully distributed to them).

In rendering the foregoing opinion, we have assumed that any Shares issued and sold pursuant to the Distribution Agreement are sold at a price that is not below the then current net asset value per common share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading "Item 9. Management" in Part I of the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

T.D.